Exhibit (23)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Potlatch Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-17145, 333-42808, 33-54515, 333-28079, 333-74956, 333-12017, 333-42806, 333-130507, and 33-30836) on Form S-8 of Potlatch Corporation of our reports dated February 20, 2006, with respect to the consolidated balance sheets of Potlatch Corporation and consolidated subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Potlatch Corporation.

/s/ KPMG LLP

Seattle, Washington

February 20, 2006